Exhibit 10.22
Execution Version
RESTRICTED STOCK UNIT GRANT CANCELLATION AGREEMENT
THIS RESTRICTED STOCK UNIT GRANT CANCELLATION AGREEMENT (the “Agreement”) is entered into as of August 20, 2025 (the “Effective Date”), by and between Pattern Group Inc., a Delaware corporation (the “Company”), and David Wright (the “Holder”).
RECITALS
WHEREAS, on February 25, 2025 (the “Grant Date”), the Company previously granted Holder 8,813,161 restricted stock units of the Company (the “RSU Grant”), pursuant to a Stand-Alone Restricted Stock Unit Agreement, dated as of the Grant Date (the “RSU Agreement”), of which all of the restricted stock units remain unvested and unsettled; and
WHEREAS, the Company and the Holder desire to cancel the RSU Grant for good and valuable consideration.
AGREEMENT
NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein and for good and valuable consideration as set forth above, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:
1.    Agreement to Cancellation of the RSU Grant. The Holder hereby (i) acknowledges that the RSU Grant has not vested or been settled, in whole or in part; and (ii) agrees to and acknowledges that this Agreement hereby cancels the RSU Grant in its entirety. As of the Effective Date, the RSU Grant shall be null and void, and the Holder releases the Company from any and all liability thereunder and under the RSU Agreement with respect to such RSU Grant.
2.    Sufficiency of Consideration. The Company and Holder acknowledge that the consideration hereunder is good and sufficient consideration for every promise, duty, release, obligation, agreement and right contained in this Agreement.
3.    Governing Law. This Agreement shall be deemed to be a contract made under, and shall be construed in accordance with, the laws of Delaware, without giving effect to conflict of laws principles thereof.
4.    Successors and Assigns. This Agreement shall be binding upon, inure to the benefit of and be enforceable by and against the parties hereto and their respective successors and assigns.
5.    Counterparts. This Agreement may be executed simultaneously in any number of counterparts (telecopied or otherwise), each of which when so executed and delivered shall be taken to be an original but all of which together shall constitute one and the same agreement.
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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

COMPANY:

PATTERN GROUP INC.

By:	/s/ Jason Beesley
Name:	Jason Beesley
Title:	CFO

Address:	1441 W Innovation Way, Ste 500
Lehi, UT 84043

HOLDER:

/s/ David Wright
David Wright

ADDRESS OF HOLDER

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